Exhibit 32.1

CERTIFICATION PURSUANT TO
U.S.C. SECTION 1350 OF
CHAPTER 63 OF TITLE 18 OF
THE UNITED STATES CODE

In connection with the quarterly report of A. M. Castle & Co. (the "Company") on Form 10-Q for the period ended September 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), G. Thomas McKane, President and Chief Executive Officer (Principal Executive Officer) and Lawrence A. Boik, Vice President and Chief Financial Officer (Principal Financial Officer) of the Company, respectively, do each hereby certify, pursuant to U.S.C. Section 1350 of Chapter 63 of title 18 of the United States code that to the best of his knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company and its subsidiaries.

/s/ G. Thomas McKane
G. Thomas McKane
Chairman and Chief Executive Officer
(Principal Executive Officer)
November 9, 2005

/s/ Lawrence A. Boik
Lawrence A. Boik
Vice President and Chief Financial Officer
(Principal Financial Officer)
November 9, 2005

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